Microsoft Word 11.0.6359;SUB - ITEM 77Q1(a)

The Amended and Restated By-Laws for Massachusetts Investors Growth Stock Fund, dated January 1, 2002, as revised December 16, 2004, are contained in Post-Effective Amendment No. 45 to the Registration Statement for MFS Series Trust I (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on December 29, 2004, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

The Amended and Restated Declaration of Trust of Massachusetts Investors Growth Stock Fund, dated as of December 16, 2004, is contained in Post-Effective
Amendment No. 77 to the Registration Statement for Massachusetts Investors Growth Stock Fund (File Nos. 2-14677 and 811-859), as filed with the Securities and Exchange Commission via EDGAR on March 30, 2005, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

An Amendment, dated March 10, 2005, to the Amended and Restated Declaration of Trust, is contained in Post-Effective Amendment No. 78 to the Registration Statement (File Nos. 2-14677 and 811-859), as filed with the Securities and Exchange Commission via EDGAR on March 30, 2005 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

An Amendment, dated April 1, 2005, to the Amended and Restated Declaration of Trust, is contained in Post-Effective Amendment No. 78 to the Registration Statement (File Nos. 2-14677 and 811-859), as filed with the Securities and Exchange Commission via EDGAR on March 30, 2005 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.